Exhibit 10.2
Exhibit B
2007 Plan, As Amended

ADVANCED PHOTONIX, INC.
2007 EQUITY INCENTIVE PLAN

As amended by the Board of Directors on January 20, 2012.

1. The Plan. This 2007 Equity Incentive Plan (the “Plan”) is intended to encourage ownership of stock of Advanced Photonix, Inc. (the “Corporation”) by employees and non-employee directors of, and consultants and advisors to, the Corporation and its subsidiaries and to provide additional incentive for them to promote the success of the business of the Corporation.

2. Types of Awards. The following types of awards (each, an “Award”) may be granted: (a) options intended to qualify as incentive stock options (“ISOs”) within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), (b) options not intended to qualify as ISOs (“NSOs” and together with ISOs, “Options”) and (c) restricted stock grants (“Stock Grants”).

3. Stock Subject to the Plan. Subject to the provisions of Section 10 hereof, the total number of shares of Class A Common Stock, par value $.001 per share, of the Corporation (the “Stock”) which may be issued pursuant to Awards issued under the Plan is 2,500,000, of which a maximum of 1,500,000 may be issued upon the exercise of ISOs. Shares issued under the Plan may be authorized but unissued shares of Stock or Stock held as treasury stock. The following shares of Stock may be used for further issuance of Awards under the Plan: (i) shares of Stock which have been forfeited under a Stock Grant, (ii) shares of Stock which are allocable to the unexercised portion of an Option which has expired or been terminated, and (iii) shares of Stock withheld upon exercise of an Option to satisfy the exercise price of such Option.

4. Administration. The Plan shall be administered by a committee (the “Committee”) composed of no fewer than three (3) members of the Board of Directors of the Corporation (the “Board”) each of whom meets the definition of “outside director” under the provisions of Section 162(m) of the Code and the definition of “non-employee director” under the provisions of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or rules and regulations promulgated thereunder. Except as otherwise provided herein, the Committee shall have plenary authority, in its discretion, to determine to whom among the eligible persons Awards shall be granted, the number of shares of Stock subject to each Award, the terms of each Award including the option exercise price and the vesting schedule of each option, and whether any Option is intended to be an ISO or an NSO. The Committee shall have plenary authority, subject to the express provisions of the Plan, to interpret the Plan, to prescribe, amend and rescind any rules and regulations relating to the Plan and to take such other action in connection with the Plan as it deems necessary or advisable. The interpretation, construction and administration by the Committee of any provisions of the Plan or of any Award granted hereunder shall be final and binding on recipients of Awards hereunder and no member of the Board or the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Award granted thereunder by the Committee.

5. Eligibility. All employees and non-employee directors of, and consultants and advisors to, the Corporation and its subsidiaries (including subsidiaries which become such after adoption of the Plan) shall be eligible for Awards under the Plan. In making the determination as to persons to whom Awards shall be granted and as to the number of shares of Stock to be covered by such Awards, the Committee shall take into account the duties of the respective persons, their present and potential contributions to the success of the Corporation and such other factors as the Committee shall deem relevant in connection with accomplishing the purpose of the Plan. The adoption of the Plan shall not be deemed to give any employee, non-employee director, consultant and/or advisor any right to an Award, except to the extent and upon such terms and conditions as may be determined by the Committee. Neither the Plan nor any Award granted hereunder is intended to or shall confer upon any Awardee any right with respect to continuation of any employment, consulting or advisory relationship with the Corporation or any of its subsidiaries.

6. Stock Grant to Non-Employee Directors.

(a) Grant upon Initial Election. A Stock Grant equal to that number of shares of Stock as determined in accordance with this Section 6(a) shall automatically be granted under the Plan to each non-employee director who is first appointed or elected to the Board on or after the Effective Date (as such term is defined in Section 11 below) and prior to the expiration of the Plan on the date of such appointment or election of such non-employee director. The number of shares of Stock subject to the Stock Grant made pursuant to this Section 6(a) shall be determined by (i) dividing $25,000 by the Fair Market Value of a share of Stock on the date of the grant, and (ii) multiplying such amount by a fraction having a numerator equal to the number of days elapsed between the date of the director’s initial appointment or election and the following September 1st and having a denominator equal to 365, and (iii) rounding the resulting number to the nearest whole number of shares.

(b) Annual Grant. Commencing September 1, 2008 and annually thereafter on September 1 of each year, each then serving non-employee director shall be automatically granted a Stock Grant equal to that number of shares of Stock as determined by dividing $25,000 by the Fair Market Value of a share of Stock on the date of the grant (rounded to the nearest whole number of shares), provided that any non-employee director who received an initial option grant under any plan or arrangement of the Corporation or its subsidiaries in effect prior to the Effective Date, which option is not fully vested on the date of the Annual Grant, shall not be entitled to receive an annual Stock Grant pursuant to this Section 6(b).

(c) Terms of Director Grants. Each Stock Grant made pursuant to this Section 6 shall conform in all respects to the provisions of Section 9 below, provided that (i) Section 9(e)(ii) shall not apply to any such Stock Grant and (ii) the only Condition to which such Stock Grant shall be subject is that the Grantee must continue to serve as a non-employee director of the Corporation for a period of six months following the date of grant.

(d) Termination of Previous Automatic Option Grants. From and after the Effective Date no options or stock grants shall be made to any non-employee director pursuant to any plan or arrangement of the Corporation or its subsidiaries in effect prior to the Effective Date.

7. Certain Limits on Awards.

(a) Limit on ISOs. The aggregate Fair Market Value (determined as of the date of the Option grant) of Stock with respect to which ISOs granted to an employee (whether under the Plan or under any other stock option plan of the Corporation or its subsidiaries) become exercisable for the first time in any calendar year may not exceed $100,000 (or such other amount as the Internal Revenue Service may decide from time to time for purposes of Section 422 of the Code). If any grant of Options is made to an Awardee in excess of the limits provided in the Code, the excess shall automatically be treated as an NSO. Only employees of the Corporation or any of its subsidiaries shall be eligible to receive the grant of an ISO.

(b) Limit on all Awards. The number of shares of Stock for which an Awardee may be granted Awards under the Plan during any calendar year shall not exceed 500,000 subject to the provision of Section 10.

8. Terms and Conditions of Options. Options shall be granted subject to the following terms and conditions and such other terms and conditions as the Committee may prescribe:

(a) Form of Option. Each Option granted pursuant to the Plan shall be evidenced by an agreement (the “Option Agreement”) which shall clearly identify the status of the Option granted (i.e., whether an ISO or an NSO) and which shall be in such form as the Committee shall from time to time approve. The Option Agreement shall comply in all respects with the terms and conditions of the Plan and may contain such additional provisions, including, without limitation, provisions for permitting the exercise of the Option over time or subject to performance conditions, and other restrictions upon the exercise of the Option, as the Committee shall deem advisable.

(b) Stated Term. The term of each Option granted shall be for a maximum of ten years from the date of granting thereof, or a maximum of five years in the case of an ISO granted to a 10% Holder (as such term is defined in Section 15), but may be for a lesser period or be subject to earlier termination as provided by the Committee or the provisions of the Plan or the Option Agreement.

(c) Option Exercise Price. Each Option shall state a per share option exercise price, which shall be not less than 100% of the Fair Market Value of a share of Stock on the date of the Option grant, nor less than 110% of such Fair Market Value in the case of an ISO granted to a 10% Holder. The Fair Market Value of shares of Stock shall be determined by the Committee based upon (i) the closing price of the Stock on the NYSE Amex Exchange (or such other exchange on which the Stock is listed) on the date of the granting of the Award, or (ii) such other measure of Fair Market Value as may reasonably be determined by the Board (but consistent with the rules under Section 409A of the Code). Except as otherwise set forth in this Plan, “Fair Market Value” as used throughout the Plan shall mean the fair market value as determined in accordance with this Section 8(c).

(d) Exercise of Options. An Option may be exercised from time to time as to any part or all of the Stock as to which it is then exercisable in accordance with its terms, provided, however, that an Option may not be exercised as to fewer than 100 shares at any time (or for the remaining shares then purchasable under the Option, if fewer than 100 shares). In addition, except as otherwise permitted by the Committee, Options granted hereunder may not be exercised prior to the expiration of six months from the date of Option grant. The Option exercise price shall be paid in full at the time of the exercise thereof (i) in cash, (ii) by the transfer to the Corporation of shares of its Stock (including by withholding shares of Stock deliverable upon exercise of the Option) with a Fair Market Value equal to the purchase price of the Stock issuable upon exercise of such Option, (iii) if permitted under the Corporation’s policies then in effect (including, but not limited to, the Corporation’s Securities Trading Policy), by authorizing the Corporation to arrange a sale on behalf of the Optionee of some or all of the shares to be acquired upon the exercise of the Option and the remittance to the Corporation of a sufficient portion of the sale proceeds to pay the exercise price for all of the shares as to which the Option is being exercised, any withholding or employment taxes and all applicable fees, including brokerage fees, resulting from such exercise and sale, or (iv) by a combination of cash and the transfer of shares of Stock pursuant to clause (ii) above; provided, however, that with respect to the method of payment set forth in clause (ii) above, (A) the withholding of shares of Stock deliverable upon exercise of the Option shall not be permitted with respect to the exercise of any Option intended to qualify as an ISO, and (B) “Fair Market Value” shall mean the closing price of the Stock on the NYSE Amex Exchange (or such other exchange on which the Stock is listed) on the trading date (which, for purposes of this Section 8(d), means a day on which the NYSE Amex Exchange (or such other exchange on which the Stock is listed) is open for trading) immediately preceding the date the Option is exercised. The holder of an Option shall not have any rights as a stockholder with respect to the Stock issuable upon exercise of an Option prior to the date of exercise. Notwithstanding anything to the contrary contained therein, the methods of exercise set forth in this Section 8(d) shall apply to any Options covered by any Option Agreement issued prior to January 17, 2012.

(e) Non-Transferability of Options. Except as provided in the following sentence, an Option shall not be transferable other than by will or the laws of descent and distribution and shall be exercisable during the lifetime of the Optionee only by him or his legal representative. If permitted by the Committee in its sole discretion, NSOs may be transferred by the Optionee by gift to members of the Optionee's immediate family, including trusts for the benefit of such family members and partnerships or limited liability companies in which such family members are the only owners. A transferred NSO shall be subject to all of the same terms and conditions of the Plan and the Option Agreement as if such NSO had not been transferred.

(f) Cessation of Service.

(i) Cessation of Service. For purposes of this Section 8(f) and Section 9(e), the phrase “cessation of service” or any variation thereof shall mean (A) with respect to an employee of the Corporation, such employee’s ceasing to be employed by the Corporation or any of its subsidiaries, (B) with respect to a non-employee director, such director’s ceasing to be a member of the Board, or (C) with respect to a consultant or an advisor, termination of the contractual relationship between such consultant or advisor and the Corporation, in each instance for any reason, including in the case of employees, termination as a result of Retirement or Disability. The phrase “Termination Date” shall mean the date of any cessation of service.

(ii) Treatment of Employee Options.

(A)  Death or Disability. In the event an employee ceases to provide services to the Corporation or any of its subsidiaries as a result of Disability, Options granted to such employee which are subject solely to time based conditions shall continue to vest in accordance with their terms as if such employee continued to provide services to the Corporation and shall continue to be exercisable for their stated term, provided that such employee was employed by the Corporation or any of its subsidiaries for a period of at least one year following the grant of the Option and prior to the Termination Date. In the event of an employee’s death (1) while providing services to the Corporation or any of its subsidiaries or (2) following a cessation of service due to Disability, the Option shall become fully exercisable by the employee’s estate and shall remain exercisable for the remainder of the Option term as set forth in the Option Agreement, provided that such employee was employed by the Corporation or any of its subsidiaries for a period of at least one year following the grant of the Option and prior to the Termination Date.

(B)  Other Cessation of Service. Except as otherwise set forth in Section 8(f)(ii)(A) or in the Option Agreement, the number of shares of Stock which may be purchased upon the exercise of an Option shall not exceed the number of shares of Stock as to which such Option was exercisable pursuant to the Plan and the Option Agreement as of the Termination Date. If the employee’s cessation of service was as a result of the employee’s Retirement, the Option shall remain exercisable for the balance of its stated term, provided that such employee was employed by the Corporation or any of its subsidiaries for a period of at least one year following the grant of the Option and prior to the Termination Date. Except as otherwise set forth in this Section 8(f) or in the Option Agreement, an Option granted to an employee shall remain exercisable for three (3) months following the Termination Date (or, if shorter, the remainder of the Option term as set forth in the Option Agreement). For purposes of the previous sentence only, with respect to NSO grants only, an employee who continues to provide services to the Corporation as a non-employee director of the Corporation or as a consultant to the Corporation following termination of his employment by the Corporation or any of its subsidiaries shall be deemed to continue to be an employee of the Corporation for the period during which he provides services as a director or consultant. Notwithstanding anything to the contrary herein, the Committee may, in its sole discretion when it finds that such an action would be in the best interests of the Corporation, accelerate or waive in whole or in part any or all remaining time based restrictions with respect to all or part of an Option Grant.

(c)  Definitions. The term “Retirement” as used in this Section 8(f)(ii) means the termination of the employment of an Optionee with the Corporation or its subsidiary on or after (A) the Optionee’s 65th birthday or (B) the Optionee’s 55th birthday if the Optionee has completed ten years of service with the Corporation or a subsidiary of the Corporation. The term “Disability” as used in this Section 8(f) shall have the meaning set forth in Section 22(e)(3) of the Code.

(iii) Treatment of Consultant and Advisor Options. Except as otherwise set forth in the Option Agreement, in the event of a cessation of service of a consultant or advisor, the number of shares of Stock which may be purchased upon the exercise of an Option shall not exceed the number of shares of Stock as to which such Option was exercisable pursuant to the Plan and the Option Agreement as of the Termination Date. Except as otherwise set forth in the Option Agreement, an Option granted to a consultant or advisor shall remain exercisable by such consultant or advisor for a period of three (3) months following the Termination Date (or, if shorter, the remainder of the Option term as set forth in the Option Agreement).

(iv) Other Limitations. Notwithstanding anything to the contrary in this Section 8(f), if the cessation of service is as a result of gross misconduct, including without limitation, violations of applicable Corporation policies or legal or ethical standards, as determined by the Corporation, all rights under the Option shall terminate on the Termination Date. In addition to the foregoing, the Committee may impose such other limitations and restrictions on the exercise of an Option following the Termination Date as it deems appropriate, including a provision for the termination of an Option in the event of the breach by the Optionee of any of his contractual or other obligations to the Corporation.

9. Terms and Conditions of Stock Grants. The Committee may in its discretion grant Stock Grants, which shall be made subject to the following terms and conditions and such other terms and conditions as the Committee may prescribe:

(a) Form of Grant. Each Stock Grant shall be evidenced by an agreement (the “Restricted Stock Agreement”) executed by the Corporation and the Grantee, in such form as the Committee shall approve, which Agreement shall be subject to the terms and conditions set forth in this Section 9 and shall contain such additional terms and conditions not inconsistent with the Plan as the Committee shall prescribe.

(b) Number of Shares Subject to an Award; Consideration. The Restricted Stock Agreement shall specify the number of shares of Stock subject to the Stock Grant. A Stock Grant shall be issued for such consideration as the Committee may determine appropriate and may be issued for no cash consideration or for such minimum cash consideration as may be required by applicable law.

(c) Conditions. Each Stock Grant shall be subject to such conditions as the Committee shall establish (the “Conditions”), which may include, but not be limited to, conditions which are based upon the continued employment or service of the Grantee over a specified period of time, or upon the attainment by the Corporation of one or more measures of the Corporation’s operating performance, such as earnings, revenue, operating or net cash flows, financial return ratios, total shareholder return or such other measures as may be determined by the Committee (the “Performance Conditions”), or upon a combination of such factors. Measures of performance may be based upon the performance of the Corporation or upon the performance of a defined business unit or function for which the Grantee has responsibility or over which the Grantee has influence. The Grantee shall have a vested right to the Stock subject to the Stock Grant to the extent that the Conditions applicable to such Stock Grant have been satisfied. A Grantee shall forfeit all of his right, title and interest in and to any Stock subject to a Stock Grant in the event that (and to the extent that) such Conditions are not satisfied.

(d) Limitations on Transferability. As used herein, the term “Restricted Period” means, with respect to any shares of Stock subject to a Stock Grant, the period beginning on the Award Date and ending on the date on which the Conditions applicable to the Stock Grant have been satisfied. During the Restricted Period, the Grantee will not be permitted to sell, transfer, exchange, pledge, assign or otherwise dispose of any shares of Stock subject to the Stock Grant (except for shares of Stock as to which the Grantee’s rights have vested); provided, however, that the Committee in its discretion may permit the transfer by the Grantee by gift of shares of Stock to members of the Grantee’s immediate family, including trusts for the benefit of such family members and partnerships or limited liability companies in which such family members are the only owners, it being understood that any shares of Stock so transferred shall remain subject to all of the terms and conditions of the Plan and the applicable Restricted Stock Agreement as if the shares of Stock had not been transferred. Except as provided in the preceding sentence, any attempt to transfer shares of Stock subject to a Stock Grant prior to the Conditions applicable to such Stock Grant being satisfied shall be ineffective.

(e) Cessation of Service.

(i) Upon cessation of service for any reason during the Restricted Period, all shares of Stock subject to a Stock Grant as to which the Conditions have not lapsed or been satisfied or waived shall be forfeited by the Grantee and will be treated as owned by the Corporation.

(ii) In the event of the Grantee’s cessation of service for any reason, the Committee may, in its sole discretion when it finds that such an action would be in the best interests of the Corporation, accelerate or waive in whole or in part any or all time-based or continuous service Conditions or Performance Conditions with respect to all or part of such Grantee’s Stock Grant, except as to any Stock Grant that is intended to constitute “performance-based compensation” under Section 162(m) of the Code.

(f) Rights as a Stockholder. Except as otherwise provided herein or as the Committee may otherwise determine, a Grantee shall have all of the rights of a stockholder of the Corporation, including the right to vote the shares subject to a Stock Grant and to receive dividends and other distributions thereon, provided that distributions in the form of stock shall be subject to all of the terms and conditions of the Plan and the Restricted Stock Agreement.

10. Changes in Capitalization, Liquidations and Mergers.

(a) Changes in Capitalization. In the event of a stock dividend, recapitalization, reclassification, split-up or combination of shares, any extraordinary cash dividend or other similar corporate transaction or event, the Committee shall have the power to make appropriate adjustments of the exercise price under Options and of the number and kind of shares as to which such Options are then exercisable, to the end that the Grantee’s proportionate interest shall be maintained as before the occurrence of such event. An appropriate adjustment shall also be made in the total number and kind of shares of Stock reserved for the future granting of Awards under this Plan (and to the maximum number of Awards, including ISOs, that may be granted). Any such adjustment made by the Committee pursuant to this Plan shall be binding upon the holders of Awards hereunder for all purposes under the Plan.

(b) Mergers, Consolidation, Reorganization, Etc. In the event of a sale of all or substantially all of the assets of the Corporation or in the event of a merger or consolidation of the Corporation into or with another company (a “Merger”) in circumstances in which the shareholders of the Corporation immediately prior to the Merger do not own a majority of the securities of the successor entity entitled to vote generally in the election of the directors, board of managers, or persons performing similar functions, for the successor entity, the Board at its election shall as of a date not later than ten days prior to the date of any such Merger: (i) with respect to outstanding Options, make such arrangements as it determines appropriate (A) to cause each Option to be exchanged or converted into an award of options to purchase securities of the successor entity having an equivalent value as the Option to be converted, or (B) to provide that all then outstanding Options shall become exercisable in full, or (C) to take such other action as it determines appropriate; (ii) with respect to outstanding Stock Grants which are not fully vested and are subject solely to continuous service Conditions, make arrangements as it determines appropriate (A) to cause each Stock Grant to be exchanged or converted into a restricted stock grant covering securities of the successor entity having an equivalent value to the unvested portion of the Stock Grant to be converted, or (B) to provide that all such Conditions to which such Stock Grants are subject are satisfied; and (iii) with respect to Stock Grants which are not fully vested and are subject to Performance Conditions, make arrangements as it determines appropriate (A) to cause each such Stock Grant to be exchanged or converted into a restricted stock grant covering securities of the successor entity having an equivalent value of the unvested portion of the Stock Grant and to amend the applicable Performance Conditions as appropriate, including by converting such Performance Conditions to continuous service Conditions, or (B) to provide that all such Conditions to which such Stock Grants are subject are satisfied or waived.

(c) Dissolution of the Corporation.

(i) In the event of the dissolution of the Corporation, whether voluntary or otherwise, (A) all Stock Grants to the extent the applicable Conditions have not been met by the date specified in subsection (ii) below shall be forfeited, and (B) all Options outstanding under the Plan shall be exercised, if at all, within the ninety day period commencing on the date specified in subsection (ii) below and shall be exercisable to the extent only of, and with respect to, any or all shares of Stock for which they could have been exercised immediately prior to the date specified in subsection (ii). All Options not exercisable immediately prior to the date specified in subsection (ii) shall terminate upon such date, and all Options exercisable immediately prior to such date shall, to the extent not exercised within the ninety-day period commencing on such date, terminate at the end of such ninety-day period.

(ii) The date specified in this subsection (ii) is the date of the earliest to occur of the following events: (A) The entry, in a court having jurisdiction, of an order that the Corporation be liquidated or dissolved; (B) Adoption by the shareholders of the Corporation of a resolution resolving that the Corporation be dissolved voluntarily; or (C) Adoption by the shareholders of the Corporation of a resolution to the effect that the Corporation cannot, by reason of its liabilities, continue its business and that it is advisable to dissolve the Corporation.

(d) No Constraint on Corporate Action. Nothing in the Plan shall be construed (i) to limit or impair or otherwise affect the Corporation’s right or power to make adjustments, reclassifications, reorganizations or changes of its capital or business structure, or to merge or consolidate, dissolve or sell or transfer all or any part of its business or assets, or (ii) except as provided in Section 13, to limit the right or power of the Corporation or any subsidiary to take any action which such entity deems to be necessary or appropriate.

(e) Limitation on Adjustments to Awards. Notwithstanding anything to the contrary in this Section 10, (i) no adjustments shall be made with respect to an Award to an employee covered under Section 162(m) of the Code to the extent such adjustment would cause an Award intended to qualify as “performance-based compensation” under that Section of the Code to fail to so qualify; and (ii) no adjustment pursuant to this Section 10 shall be made with respect to any Option which is an ISO without the consent of the Optionee, if such adjustment would be a modification of such Option within the meaning of Section 424(h) of the Code.

11. Stockholder Approval. The Plan is subject to the approval by the affirmative vote of a majority of the shares of Stock present in person or represented by proxy at a duly held meeting of the stockholders of the Corporation within twelve months after the date of the adoption of the Plan by the Board (the date of which approval is the “Effective Date”). No Award granted under the Plan shall vest prior to the Effective Date. If the Effective Date shall not occur on or before July 8, 2008, the Plan and all then outstanding Awards made hereunder shall automatically terminate and be of no further force and effect.

12. Term of Plan. The Plan, if approved by the Corporation’s stockholders, will be effective July 9, 2007. The Plan shall terminate on July 8, 2017 and no Awards shall be granted after such date, provided that the Board may at any time terminate the Plan prior thereto. Except as provided in Section 10, the termination of the Plan shall not affect the rights of Awardees under Awards previously granted to them and all Awards shall continue in full force and effect after termination of the Plan, except as such Awards may lapse or be terminated by the terms of the Plan, the Option Agreement or the Restricted Stock Agreement.

13. Amendment of the Plan. The Board shall have complete power and authority to modify or amend the Plan (including the forms of Option Agreement and Restricted Stock Agreement) from time to time in such respects as it shall deem advisable; provided, however, that the Board shall not, without approval by the affirmative vote of a majority of the shares of Stock present in person or represented by proxy at a duly held meeting of the stockholders of the Corporation, (i) increase the maximum number shares of Stock which in the aggregate are subject to Awards or which may be granted pursuant to Options under the Plan (except as provided by Section 10), (ii) extend the term of the Plan or the period during which Awards may be granted or Options exercised, (iii) reduce the Option exercise price below 100% (110% in the case of an ISO granted to a 10% Holder) of the Fair Market Value of the Stock issuable upon exercise of the Option at the time of the granting thereof, other than to change the manner of determining the Fair Market Value thereof (consistent with the rules under Section 409A of the Code), (iv) except as provided by Section 10, increase the maximum number of shares of Stock for which an Awardee may be granted an Award during any calendar year under the Plan pursuant to Section 7(b), (v) materially increase the benefits accruing to participants under the Plan, (vi) modify the requirements as to eligibility for participation in the Plan, or (vii) with respect to Options which are intended to qualify as ISOs, amend the Plan in any respect which would cause such Options to no longer qualify for ISO treatment pursuant to the Code. No amendment of the Plan shall, without the consent of the Awardee, adversely affect the rights of such Awardee under any outstanding Option Agreement or Restricted Stock Agreement.

The Plan is intended to comply with the requirements of Section 409A of the Code, without triggering the imposition of any tax penalty thereunder. To the extent necessary or advisable, the Board may amend the Plan or any Award Agreement to delete any conflicting provision and to add such other provisions as are required to fully comply with the applicable provisions of Section 409A of the Code and any other legislative or regulatory requirements applicable to the Plan.

14. Taxes. The Corporation may make such provisions as it deems appropriate for the withholding of any income, employment or other taxes which it determines is required in connection with any Award made under the Plan, including requiring the Awardee to make a cash payment to the Corporation equal to the Corporation’s withholding obligation or deducting such amount from any payment of any kind otherwise due to the Awardee. The Corporation may further require notification from the Optionee upon any disposition of Stock acquired pursuant to the exercise of Options granted hereunder.

15. Code References and Definitions. Whenever reference is made in the Plan to a section of the Code, the reference shall be to said section as it is now in force or as it may hereafter be amended. The term “subsidiary” shall have the meaning given to the term “subsidiary corporation” by Section 424(f) of the Code. The terms “Incentive Stock Option” and “ISO” shall have the meanings given to them by Section 422 of the Code. The term “10% Holder” shall mean any person who, for purposes of Section 422 of the Code, beneficially owns more than 10% of the total combined voting power of all classes of Stock of the Corporation or of any subsidiary of the Corporation. The term “Optionee” means the holder of an Option granted hereunder, the term “Grantee” means the recipient of a Stock Grant made hereunder, and the term “Awardee” means an Optionee or a Grantee.